Exhibit 99.1

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

COMBINED FINANCIAL STATEMENTS

December 31, 2019 and 2018

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Board of Directors and Stockholders of

Meridian Billing Management Company

Origin Holdings, Inc. and its Subsidiaries

We have reviewed the accompanying interim financial statements of Meridian Billing Management Company and Origin Holdings, Inc. and its subsidiaries (the “Company”), which comprise the combined balance sheet as of March 31, 2020, and the related combined statements of loss, stockholders’ equity (deficit), and cash flows for the three months ended March 31, 2020 and 2019, and the related notes to the combined interim financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the interim financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these interim financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the interim financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Freedman & Goldberg, C.P.A.s, P.C.

Farmington Hills, Michigan
August 5, 2020

1

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

COMBINED BALANCE SHEETS

As of December 31, 2019 and 2018

	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$3,517,115	$2,467,797
Accounts receivable, net	6,104,089	5,942,738
Contract asset	760,508	-
Income taxes receivable	6,574	27,213
Prepaid expense	565,354	696,347
Total current assets	10,953,640	9,134,095

Property and equipment, net	903,601	1,088,396

Other assets
Goodwill, net	14,133,393	17,705,202
Intangible assets, net	10,003,904	11,779,170
Security deposits and other assets	160,508	151,466
Deferred income taxes	27,200	-
Total other assets	24,325,005	29,635,838

Total assets	$36,182,246	$39,858,329

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,768,309	$4,329,283
Accrued expenses	4,069,878	4,459,158
Line of credit	2,500,000	1,500,000
Current portion of long-term debt	20,581,158	1,391,264
Current portion of capital lease obligation	30,000	30,000
Deferred revenue	1,362,560	1,213,749
Other current liabilities	61,621	29,371
Income taxes payable	136,944	-
Total current liabilities	31,510,470	12,952,825

Long-term liabilities
Long-term debt, net of current portion	-	20,378,937
Long-term capital lease obligation, net of current portion	50,000	80,000
Deferred rent expense	1,775,872	2,188,389
Deferred income taxes	-	100,539
Total long-term liabilities	1,825,872	22,747,865

Total liabilities	33,336,342	35,700,690

Stockholders’ equity
Common stock, 1,100 shares	23,289,922	23,289,922
Additional paid-in capital	36,714,021	32,284,021
Accumulated deficit	(57,158,039)	(51,416,304)
Total stockholders’ equity	2,845,904	4,157,639

Total liabilities and stockholders’ equity	$36,182,246	$39,858,329

The accompanying notes are an integral part to these combined financial statements.

2

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

COMBINED STATEMENTS OF LOSS

For the years ended December 31, 2019 and 2018

	2019	2018

Revenues	$50,832,326	$53,084,292

Cost of sales	35,180,453	37,322,261

Gross profit	15,651,873	15,762,031

Operating expenses	8,078,282	10,176,238

Income from operations	7,573,591	5,585,793

Other expense
Depreciation	460,389	579,473
Amortization	6,419,584	6,376,456
Interest expense	2,544,132	2,670,994
Management fee	-	461,044
Restructuring expense	4,195,057	2,718,856
Other expense, net	82,828	248,944
Total other expense	13,701,990	13,055,767

Loss before income taxes	(6,128,399)	(7,469,974)

Income taxes	159,077	196,311

Net loss	$(6,287,476)	$(7,666,285)

The accompanying notes are an integral part to these combined financial statements.

3

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the years ended December 31, 2019 and 2018

	Meridian		Origin			Additional
	Common Stock	Amount	Common Stock	Amount	Common Stock	Paid-In Capital	Accumulated Deficit	Stockholders’ Equity
Balance at December 31, 2017	100	$2,117,266	1,000	$21,172,656	$23,289,922	$27,575,628	$(43,750,019)	$7,115,531

Stockholders’ contributions	-	-	-	-	-	4,708,393	-	4,708,393
Net Loss	-	-	-	-	-	-	(7,666,285)	(7,666,285)

Balance at December 31, 2018 before adoption of ASC 606	100	2,117,266	1,000	21,172,656	23,289,922	32,284,021	(51,416,304)	4,157,639
					-	-	-
Cumulative effect of adopting ASC 606	-	-	-	-	-	-	545,741	545,741

Balance at January 1, 2019 after adoption of ASC 606	100	2,117,266	1,000	21,172,656	23,289,922	32,284,021	(50,870,563)	4,703,380
Stockholders’ contributions	-	-	-	-	-	4,430,000	-	4,430,000
Net Loss	-	-	-	-	-	-	(6,287,476)	(6,287,476)

Balance at December 31, 2019	100	$2,117,266	1,000	$21,172,656	$23,289,922	$36,714,021	$(57,158,039)	$2,845,904

The accompanying notes are an integral part to these combined financial statements.

4

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

COMBINED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2019 and 2018

	2019	2018

Cash flows from operating activities
Net loss	$(6,287,476)	$(7,666,285)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	6,879,973	6,955,929
Deferred taxes	(127,739)	29,358
Bad debt expense	131,306	39,210
Amortization of deferred financing fees	247,987	247,987
Gain on disposal of property & equipment	19,879	143
Changes in operating assets and liabilities:
Accounts receivable	(292,657)	2,183,272
Contract asset	(214,767)	-
Prepaid expenses	130,993	(46,662)
Other assets	20,639	308,645
Security deposits	(9,042)	-
Accounts payable	(1,560,974)	53,257
Accrued expenses	(389,280)	(1,228,112)
Other liabilities	(94,512)	430,913
Net cash (used in) provided by operating activities	(1,545,670)	1,307,655

Cash flows from investing activities
Purchase of property and equipment	(295,473)	(205,995)
Capitalized software development costs	(1,072,509)	(1,795,844)
Net cash used in investing activities	(1,367,982)	(2,001,839)

Cash flows from financing activities
Proceeds from line of credit	1,000,000	1,500,000
Repayments of long-term debt	(1,437,030)	(5,042,035)
Payments for capital leases	(30,000)	(54,924)
Stockholders’ contributions	4,430,000	4,708,393
Net cash provided by financing activities	3,962,970	1,111,434

Net increase in cash and cash equivalents	1,049,318	417,250

Cash, beginning of year	2,467,797	2,050,547

Cash, end of year	$3,517,115	$2,467,797

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$2,290,631	$2,434,530
Taxes	$116,106	$84,670

The accompanying notes are an integral part to these combined financial statements.

5

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 1 - INTRODUCTION

MTBC, Inc. (“MTBC”) entered into a Stock Purchase Agreement (“SPA”) with Meridian Billing Management Co., a Vermont corporation (“Meridian”), Origin Holdings, Inc., a Delaware corporation (“Origin”), and together with Meridian, collectively the (“Company”) and GMM II Holdings, LLC, a Delaware limited liability company (“Seller”), pursuant to which MTBC purchased all of the issued and outstanding capital stock of the Company from the Seller.

The Company is in the business of providing medical billing, revenue cycle management, electronic medical records, medical coding and related services. This transaction closed on June 16, 2020, pursuant to the SPA, and subject to the conditions set forth therein. The total consideration paid at closing was $15 million in cash, 200,000 shares of MTBC’s Series A preferred stock plus warrants to purchase MTBC’s common stock. The cash consideration was used to repay the Company’s indebtedness and transaction expenses.

The Company has historically operated as part of their parent company, GMM II Holdings, LLC and Gores Meridian Medical Holdings, LLC and not as a standalone company. None of the assets or liabilities of the parent companies have been assigned to the Company in the combined financial statements. The combined financial statements include the assets, liabilities, revenue and expenses that are specifically identifiable to the Company. Management believes the assumptions underlying the combined financial statements are reasonable.

The combined financial statements consist of the accounts of Meridian and Origin and Origin’s consolidated subsidiaries, which include Origin Parent, LLC, Origin Healthcare Solutions, LLC, Precision B1 LLC, SSIMed, LLC, Medcon Acquisition, LLC, Health Care Management Group, LLC, PartnersINSCRIBE, LLC, and Premier Physician Management Services, LLC.

The combined financial statements present the historical financial position, results of operations and cash flows that correspond with the assets being acquired and liabilities being assumed as part of the SPA. The combined financial statements have been derived from the accounting records of the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination: The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Meridian and Origin, including Origin’s wholly-owned subsidiaries. All intercompany accounts and transactions of the Company have been eliminated in the combination.

These combined financial statements have been prepared solely to demonstrate the historical results of operations, financial position and cash flows related to Meridian and Origin, and those of its wholly owned subsidiaries, which are included in the SPA, for the indicated periods.

Revenue Recognition: During the year ended December 31, 2018, the Company recognized revenue when there is evidence of an arrangement, the service has been provided to the customer, the collection of the fees is reasonably assured, and the amount of fees to be paid by the customer are fixed or determinable. On January 1, 2019, the Company adopted ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). As a result, financial information for reporting periods beginning on or after January 1, 2019, is presented in accordance with ASC 606. This adoption is discussed in Recent Accounting Pronouncements below.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Areas where significant estimates are used in the accompanying combined financial statements include the allowance for doubtful accounts, carrying value of goodwill, deferred tax assets and uncertain income tax positions. Actual results could differ from those estimates.

6

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents: Cash and cash equivalents generally consist of cash or short-term securities with an initial maturity of three months or less.

Concentration of Credit Risk: The Company periodically maintains cash and cash equivalents in bank accounts in excess of the established limit insured by the Federal Deposit Insurance Corporation (FDIC). All cash and cash equivalents are maintained at major banks. It is the Company’s policy to monitor the bank’s financial condition on an ongoing basis. At December 31, 2019 and 2018, the Company’s cash balance exceeded the FDIC limit by $3,387,096 and $2,456,203, respectively. The Company has not sustained any losses as a result of exceeding this limit.

For the year ended December 31, 2019, ten of the Company’s customers accounted for approximately 64% of the Company’s total revenues. Accounts receivable relating to these ten customers accounted for 54% of the Company’s total gross accounts receivable at December 31, 2019. For the year ended December 31, 2018, ten of the Company’s customers accounted for approximately 56% of the Company’s total revenues. Accounts receivable relating to these ten customers accounted for 45% of the Company’s total gross accounts receivable at December 31, 2018.

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties fail completely to perform as contracted. Management believes that the likelihood of incurring material losses because of concentration of credit risk is remote.

Accounts Receivable: The Company extends credit to its clients as part of its normal business operations. Credit is extended based on evaluation of the customer’s financial condition and prior payment history with the Company and, typically, collateral is not required. Accounts receivable are typically due within 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts receivable outstanding longer than the contractual payment terms are considered past due. The Company reserves for 100% of any receivables over 120 days and determines the need for additional reserves based on historical collections and current economic conditions. The Company charges its allowance for doubtful accounts receivable when an account becomes uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

The allowance for doubtful accounts at December 31, 2019 and 2018 was $32,013 and $76,689, respectively. The Company generally does not charge interest on outstanding accounts. Accounts receivable includes unbilled amounts to customers of $694,862 and $879,582 as of December 31, 2019 and 2018, respectively.

Property and Equipment and Depreciation and Amortization: Property and equipment are stated at cost. Expenditures for additions and major improvements are capitalized, whereas the cost of maintenance and repairs are charged to expense. At the time, property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any gain or loss on such disposition is reflected in income. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset and the remaining lease term.

7

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Intangible Assets: The provisions of ASC 350, Goodwill and Other Intangible Assets (“ASC 350”) have been applied. Goodwill is initially measured as the excess of the cost of an acquired business over the fair value of the identifiable net assets acquired.

In January 2017, the FASB issued Accounting Standard Update (“ASU”) No. 2017-04 related to simplifying the test for goodwill impairment. To simplify the subsequent measurement of goodwill and to help financial statement preparers and accountants with an analysis that is often considered costly and complex, the FASB eliminated second step from the goodwill impairment test. The FASB also eliminated the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Entities still have the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The Company adopted the standard as of January 1, 2018.

As a result of the quantitative assessment (Step 1) performed as of December 31, 2019 and qualitative assessment (Step 0) performed in 2018, the Company determined that it was more-likely-than-not that the fair value of the reporting unit was greater than its carrying amount and impairment of the Company’s goodwill was not necessary.

The Company follows ASU No. 2014-02 related to the amortization of goodwill. This ASU allows an entity with goodwill relating to each business combination or reorganization event resulting in fresh-start reporting (amortizable unit of goodwill) to amortize on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. The goodwill resulted from previous acquisitions of the Company that occurred in 2013 and 2014.

The following is a summary of goodwill at December 31,

	2019	2018

Balance January 1	$30,665,377	$30,315,377
Additions	-	350,000
Accumulated amortization	(16,531,984)	(12,960,175)
Balance December 31	$14,133,393	$17,705,202

Amortization expense was $3,571,809 and $3,548,476 for the years ended December 31, 2019 and 2018, respectively.

Amortizable intangible assets are reviewed to determine if facts and circumstances suggest that the assets may be impaired or that the useful lives may need to be changed. The Company considers internal and external factors relating to each asset, including cash flow, contract changes, local market developments, healthcare trends, and regulatory information. If these factors and the projected discounted cash flows over the remaining useful life indicate that the asset will not be recoverable, the carrying value will be adjusted to the estimated fair value. The Company believes no impairment of amortizable intangible assets exists at December 31, 2019 and 2018 and for each of the years then ended, respectively.

Intangible Software: The Company capitalizes certain costs related to software obtained or developed for internal use in accordance with ASC 350, “Intangibles – Goodwill and Other – Internal-Use Software,” (“ASC 350”). Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable that the expenditures will result in additional functionality. Capitalized costs are recorded as part of intangible assets. Maintenance and training costs are expensed as incurred.

8

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible software is presented net of accumulated amortization and amortized over its useful life using the straight-line method. Amortization of intangible software is included in amortization expense on the combined statements of loss for December 31, 2019 and 2018. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. Amortization expense related to the intangible software for the years ended December 31, 2019 and 2018 was $274,964 and $238,430, respectively.

Deferred Financing Costs: Deferred financing costs are netted against the related debt and amortized over its term using the straight-line method, which approximates the effective interest method. Deferred financing costs at December 31, 2019 and 2018 were $0 and $247,987, respectively. Amortization of deferred financing costs is included in interest expense on the combined statements of loss for December 31, 2019 and 2018. Amortization expense related to the deferred financing costs for both 2019 and 2018 was $247,987.

Long-Lived Assets: The Company periodically reviews the net realizable value of its long-lived assets, in accordance with ASC 360 Property, Plant and Equipment, through an assessment of the estimated future cash flows related to such assets or group of assets. In the event that assets are found to be carried at amounts in excess of estimated undiscounted future cash flows, the assets will be adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets. The Company believes no impairment of long-lived assets exists at December 31, 2019 and 2018 and for each of the years then ended.

Fair value: The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the relatively short-term maturities and are classified as short-term assets and liabilities in the accompanying combined balance sheets.

As of December 31, 2019 and 2018, the fair value of the debt on the accompanying combined balance sheets approximated its carrying value.

Deferred Rent Incentives: Rent incentives are deferred and recorded as adjustments to rent expense on a straight-line basis over the lives of the leases that gave rise to the incentives.

Income Taxes: The Company records income tax expense on the liability method. Current expense represents the estimated tax obligation per the income tax return, and deferred expense represents the change in the estimated future tax effects of temporary differences and carry-forwards. Deferred tax assets and liabilities are computed by applying enacted income tax rates to the expected reversals of temporary differences between financial reporting and income tax reporting, and by considering carry-forwards for operating losses and tax credits. A valuation allowance adjusts deferred tax assets to the net amount that is “more likely than not” to be realized.

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax in the states of Connecticut, Vermont, Illinois, Maryland, New Jersey, New York, Pennsylvania, Tennessee and Florida. The Company is no longer subject to examination by taxing authorities for years before 2015. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense. The Company did not have any amounts accrued for interest and penalties at December 31, 2019 and 2018.

Deferred revenue: Primarily consists of payments received for License and Distribution Agreements and Professional Services fees in advance of revenue recognition criteria being met. Deferred revenue that will be recognized during the succeeding 12-month period is recorded as current deferred revenue and the remaining portion is recorded as noncurrent deferred revenue.

9

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

Revenue from Contracts with Customers

ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) is effective for nonpublic companies for fiscal years beginning after December 15, 2018 and interim periods beginning after December 15, 2019. The standard permits either full retrospective adoption (applied to all fiscal years for financial statements presented) or modified retrospective adoption (applied to all uncompleted contracts as of the adoption date with note disclosure of the comparative effect on financial statements in prior periods). The Company has elected to adopt the standard as of January 1, 2019, using the modified retrospective method. Under this approach, no restatement of 2018 was required. Rather, the effect of the adoption of $545,741 was recorded as a cumulative adjustment to the opening balance of retained deficit at January 1, 2019. The primary impact of adopting ASC 606 was to accelerate the timing of revenue on certain medical billing services provided to customers. Beginning January 1, 2019, revenue is recognized as the performance obligations are satisfied over time on revenue cycle management contracts.

As part of the adoption of ASC 606, the Company performed, an assessment of the impact of the new revenue recognition standard has on the combined financial statements. The Company analyzed its revenue streams using the five-step model detailed in ASC 606-10 to determine the recognition methodology for each revenue stream. Based on that analysis, the Company determined that no change was necessary for its SaaS revenue streams. The Company also determined that professional services fees, which had been recognized ratably over the life of a customer contract under legacy GAAP, will be recognized at the point in time when the consideration is probable, which occurs when the installation is complete and the Subscription Services are up and running.

Also part of the adoption of ASC 606, the Company analyzed the costs incurred to obtain customer contracts. Under legacy GAAP, sales commissions were period expensed. Under ASC 606, sales commissions, which represent incremental costs of obtaining a contract, are capitalized and amortized over the related contract period including expected renewals. Because the portion of sales commission under ASC 606 would not be material and that the rest of the sales commissions can be considered an employee incentive, the Company believes the deferral of sales commissions is not required.

NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment as of December 31:

	2019	2018

Property and equipment	$3,700,476	$3,635,433
Capitalized software costs	4,824,624	4,774,624
Furniture and fixtures	1,027,656	1,029,278
Automobiles	22,631	22,631
Leasehold improvements	626,643	621,765
	10,202,030	10,083,731
Less accumulated depreciation and amortization	(9,298,429)	(8,995,335)
Property and equipment, net	$903,601	$1,088,396

Depreciation expense was $460,389 and $579,473 for the years ended December 31, 2019 and 2018, respectively.

10

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 4 - LINE OF CREDIT

On December 31, 2014, the Company entered into a credit agreement (“Agreement”) with Midcap Financial, LLC that included a revolving line of credit (“Revolver”). The Revolver provides for maximum borrowings up to $3,000,000 and bears interest at LIBOR (1.74% percent at December 31, 2019) plus an applicable margin of 7.5% per annum. In addition, the Revolver requires a monthly unused facility fee equal to the revolving loan commitment less the average daily balance of the sum of the revolving loan outstanding plus the swing line loan outstanding during the preceding month, multiplied by one-half of one percent (0.5%) per annum. The line of credit requires the Company to comply with restrictive covenants as defined in Note 5.

At December 31, 2019 and 2018, the Company had borrowings against the line of credit in the amount of $2,500,000 and $1,500,000, respectively.

NOTE 5 - LONG-TERM DEBT

On December 31, 2014, the Company entered into a credit agreement (“Agreement”) with Midcap Financial, LLC that included a term loan of $35,000,000. The Agreement is collateralized by substantially all of the Company’s assets. The term loan bears interest at LIBOR (1.58% at March 31, 2020) plus an applicable margin of 7.5% per annum payable monthly. Principal payments of $437,500 are payable quarterly.

Under the terms of the Agreement, the Company is subject to certain financial covenants concerning the maintenance of a minimum fixed coverage charge ratio, a maximum debt to EBITDA ratio, and limits on capital expenditures, as defined in the Agreement.

As of December 31, 2017, the Company was not in compliance with the required minimum fixed charge coverage ratio. As such, an equity cure in the amount of $1,550,000 was made on February 28, 2018 to bring the Company into compliance. The funds from the cure were used to prepay the outstanding principal balance of the term loan and quarterly debt payments were reduced to $343,019. The term loan was to mature on December 31, 2019.

On August 6, 2019, the Company amended the Agreement, extending the maturity to December 2021. Under the terms of the amendment, the Company is subject to certain financial covenants concerning the maintenance of a minimum fixed charge coverage ratio, a maximum debt to EBITDA ratio, and limits on capital expenditures, as defined in the agreement.

The stockholders, as part of the agreement, made additional equity contributions in the total amount of $3,500,000; of which $2,600,000 were paid in August and $900,000 in December 2019. Furthermore, all parties agreed to (a) reset certain of the financial covenant levels and certain definitions related to the calculation of financial covenants, (b) increase the amount of the revolving loan commitment to $3,000,000, (c) increase certain EBITDA add backs, (d) extend the delivery of solely the 2018 financial statements to August 31, 2019 and (e) add additional cash flow reporting requirements.

As of March 31, 2020, the Company was in compliance with the financial covenants provided by Amendment of the Agreement: Capital Expenditures, Debt to EBITDA and Fixed Charge Coverage ratios.

The term loan was classified as current at March 31, 2020, as it was paid in full on June 16, 2020, the day the SPA was executed. (See Note 14).

11

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 5 - LONG-TERM DEBT (Continued)

Long-term debt as of December 31 is as follows:

	2019	2018

Term loan	$20,581,158	$21,705,248
GE note payable	-	64,953
	20,581,158	21,770,201
Less current portion (a)	(20,581,158)	(1,639,251)
Long-term debt	$-	$20,130,950

(a)	Current portion excludes deferred financing fees for $247,987.

The term loan was classified as current at the end of 2019, as it was paid in full on June 16, 2020, the day the SPA was executed. (See Note 14).

NOTE 6 - INTANGIBLES

The Company’s intangible assets are comprised of the following at December 31:

	2019	2018
Amortizing intangible assets:
Customer lists	$19,170,300	$19,170,300
Software development	3,805,354	2,732,844
Trade names	921,000	921,000
Workforce	727,800	727,800
Accounting software	160,500	160,500
	24,784,954	23,712,444
Less accumulated amortization	(14,781,049)	(11,933,274)
Net intangible assets	$10,003,904	$11,779,170

Amortization expense was $2,847,775 and $2,827,981 for the years ended December 31, 2019 and 2018, respectively.

Definite-lived intangible assets are amortized over estimated useful lives of five to fifteen years. The Company anticipates the annual amortization of each of the next four years to be the following:

2020	$3,285,883
2021	3,285,883
2022	3,151,577
2023	280,561
$10,003,904

12

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 7 - CAPITAL LEASES

The Company leases various pieces of equipment under capital leases. The assets and liabilities under the leases were recorded at the present value of future minimum lease rental payments. The liabilities are payable in monthly installments from $514 to $2,748, with interest rates of 8.5% to 21.14%.

The cost and accumulated depreciation of leased assets which are included in property and equipment in the combined balance sheets, are as follows as of December 31:

	2019	2018

Cost	$150,000	$150,000
Less accumulated depreciation	(70,000)	(40,000)

	$80,000	$110,000

Future minimum payments on the capital leases are as follows:

2020	$30,000
2021	30,000
2022	20,000
$80,000

NOTE 8 – REVENUE

Introduction

The Company accounts for revenue in accordance with ASC 606, which was adopted January 1, 2019 using the modified retrospective method. All revenue is recognized as our performance obligations are satisfied. A performance obligation is a promise in a contract to transfer a distinct good or service to a customer, and is the unit of account under ASC 606. Under the new standard, the Company recognizes revenue when the revenue cycle management services begin on the medical billing claims, which is generally upon receipt of the claim from the provider.

For revenue cycle management services, the Company estimates the value of the consideration it will earn over the remaining contractual period as our services are provided and recognizes the fees over the term; this estimation involves predicting the amounts our clients will ultimately collect associated with the services they provided. Certain significant estimates, such as payment-to-charge ratios, effective billing rates and the estimated contractual payment periods are required to measure revenue cycle management revenue under the new standard. The primary impact of adopting ASC 606 was to accelerate the timing of revenue on certain medical billing services provided to customers. Beginning January 1, 2019 revenue is recognized over time as performance obligations are satisfied over time on revenue cycle management contracts. For subscription services, revenue is recognized over time as the services are invoiced. Implementation and professional fees are recognized when the service has been performed and the performance obligation is complete. The timing of the revenue recognition of our other revenue streams were not materially impacted by the adoption of ASC 606.

Most of the Company’s current contracts with customers contain a single performance obligation. For contracts where the Company provides multiple services, each service represents its own performance obligation. Selling prices are based on the contractual price for the service.

13

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 8 – REVENUE (Continued)

The Company applies the portfolio approach as permitted by ASC 606 as a practical expedient to contracts with similar characteristics and we use estimates and assumptions when accounting for those portfolios. The contracts generally include standard commercial payment terms, and have no significant obligations for refunds, warranties or similar obligations and revenue does not include taxes collected from our customers.

Management has determined that the majority of fees associated with professional services do not have stand-alone value to the customer apart from the Company’s recurring services. Accordingly, the Company records these one-time fees as deferred revenue.

Disaggregation of Revenue from Contracts with Customers

The Company derives revenue from three primary sources based on the services offered: Revenue Cycle Management, SaaS solutions, professional services and medical transcription services. The Company exited the medical transcription business in December 2019.

The following table represents a disaggregation of revenue for the year ended December 31, 2019:

Revenue cycle management	$42,710,797
SaaS solutions and software maintenance	6,965,643
Professional services	730,496
Medical transcription services	425,390
Total	$50,832,326

Revenue cycle management services:

Revenue cycle management services are the recurring process of submitting and following up on claims with health insurance companies in order for the healthcare providers to receive payment for the services they rendered. The Company typically invoices customers on a monthly basis based on the actual collections received by its customers and the agreed-upon rate in the sales contract. The services include use of practice management software and related tools (on a SaaS basis), electronic health records (on a SaaS basis), medical billing services and use of mobile health solutions. The Company considers the services to be one performance obligation since the promises are not distinct in the context of the contract. The performance obligation consists of a series of distinct services that are substantially the same and have the same periodic pattern of transfer to customers.

Payment terms are normally net 30 days. Although contracts typically have stated terms of one or more years, under ASC 606 the contracts are considered month-to-month and accordingly, there is no financing component.

Under the Company’s revenue cycle management services solution, the Company derives revenue primarily from recurring business service fees, which include amounts charged for ongoing collection services billed to the customer as a percentage of practice collections on a monthly basis. Recurring business service fees may also include amounts charged to the customer for patient statements and for other services for which reimbursement is based on a fixed fee per patient visit and recognized as revenue as the related services are performed. For the majority of revenue cycle management contracts, the total transaction price is variable because the obligation is to process an unknown quantity of claims, as and when requested by customers over the contract period. When a contract includes variable consideration, the Company evaluates the estimate of the variable consideration to determine whether the estimate needs to be constrained; therefore, variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal of the amount of cumulative revenue recognized will not occur when the uncertainty associated with variable consideration is subsequently resolved. Estimates to determine variable consideration such as payment to charge ratios, effective billing rates, and the estimated contractual payment periods are updated at each reporting date. Revenue is recognized over the performance period using the input method.

14

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 8 – REVENUE (Continued)

The Company offers SaaS subscription service for healthcare practice management. The Company typically invoices customers on a monthly basis based on an agreed-upon rate in the sales contract. The Company considers the services to be one performance obligation since the promises are not distinct in the context of the contract. The performance obligation consists of a series of distinct services that are substantially the same and have the same periodic pattern of transfer to customers.

Payment terms are normally net 30 days. Although the contracts typically have stated terms of one or more years, under ASC 606 contracts are considered month-to-month and accordingly, there is no financing component.

Under the Company’s SaaS services, the Company derives revenue primarily from recurring business subscription fees. Recurring business subscription fees may also include amounts charged to the customer for patient statements and for other services for which reimbursement is based on a fixed fee per patient visit and recognized as revenue as the related services are performed.

Information about contract balances:

As of December 31, 2019, the estimated revenue expected to be recognized in the future related to the remaining revenue cycle management performance obligations outstanding was approximately $761,000. The Company expects to recognize substantially all of the revenue for the remaining performance obligations over the next three months.

Amounts that the Company is entitled to collect under the applicable contract are recorded as accounts receivable. Invoicing is performed at the end of each month when the services have been provided. The contract asset includes the right to payment for services already transferred to a customer when the right to payment is conditional on something other than the passage of time. For example, contracts for revenue cycle management services where the Company recognizes revenue over time but does not have a contractual right to payment until the customer receives payment of their claim from the insurance provider.

Changes in the contract asset are recorded as adjustments to net revenue. The changes primarily result from providing services to revenue cycle management customers that result in additional consideration and are offset by the right to payment for services becoming unconditional and changes in the revenue accrued for the group purchasing services. The opening and closing balances of the Company’s accounts receivable, contract asset and deferred revenue are as follows:

	Accounts receivable, net	Contract asset	Deferred revenue (current)
Balance as of January 1, 2019	$5,942,738	$545,741	$1,213,749
Increase	161,351	214,767	148,811
Balance as of December 31, 2019	$6,104,089	$760,508	$1,362,560

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 9 - 401(k) PROFIT SHARING PLAN

The Company maintains a 401(k) profit sharing plan that covers all eligible full-time employees. The plan’s salary deferral provision allows the Company to make a matching contribution to the plan. The Company made contributions including estimated profit sharing payments of $245,137 and $274,128 for the years ended December 31, 2019 and 2018, respectively.

NOTE 10 - RELATED-PARTY TRANSACTIONS

On December 9, 2014, the Company amended its existing monitoring service agreement and a professional services agreement with different former affiliates, related through common ownership. The monitoring services agreement provides for an annual fee of $1,000,000 plus certain out-of-pocket expenses. The professional services agreement provides for certain administrative and consulting services rendered by the affiliates at an agreed upon hourly rate.

For the year ended December 31, 2019, total fees and expenses incurred from both agreements amounted to $0; the former parent did not charge Meridian for any monitoring fee. The total fees and expenses incurred for the year ended December 31, 2018 were $1,592,781; however, $1,125,970 were forgiven. The balance due to the former parent companies of the Company was $13,028 and $0 at December 31, 2019 and 2018, respectively. The Company has entered into non-compete agreements with key members of management, which prohibits them from engaging in the provision of billing services and/or practice management software services serving medical groups and practices in the United States of America for a period of time after termination.

NOTE 11 - INCOME TAXES

The following is the provision (benefit) for income taxes for the years ended December 31:

	2019	2018
Current
Federal	$83,867	$187,806
State	202,949	(20,852)
Total current income tax provision	$286,816	$166,954

Deferred
Federal	$(60,040)	$(38,127)
State	(67,699)	67,484
Total deferred income tax (benefit) provision	(127,739)	29,357
Income tax expense	$159,077	$196,311

The difference between the actual tax provision and the amounts obtained by applying the statutory U.S. federal and state income tax rates to pre-tax results is primarily as a result of the Company’s valuation allowance related to the Company’s deferred tax assets, non-deductible transaction costs, state income taxes, and statutory limitations on certain deductible costs.

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 11 - INCOME TAXES (Continued)

The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31 are as follows:

	2019	2018
Non-current deferred tax assets (liabilities)
Bad debts	$8,953	$21,115
Accrued bonus	81,722	-
Accrued rent	450,361	598,087
Accrued professional fees	26,847	-
Other accrued expenses	16,124	294,680
Deferred income	308,614	204,724
Prepaid expenses	(148,910)	(160,194)
Fixed assets	(5,536)	30,870
Intangibles	136,708	500,500
Stock options	355,834	383,476
Contributions carryforward	2,069	2,230
163(j) business interest expense limitation	904,566	658,598
State taxes	(70,380)	(119,334)
Federal & State NOLs	20,921,446	18,073,396
Non-current deferred tax assets	22,988,418	20,488,148
Valuation allowance	(22,961,218)	(20,588,687)
Net non-current deferred tax assets (liabilities)	$27,200	$(100,539)

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company estimates federal net operating loss carry-forwards of approximately $78 million as of December 31, 2019, of which $64.4 million will expire through 2037 and $13.6 million will not expire. With the Tax Cuts and Jobs Act of 2017, the NOL 20-year limitation for carryforwards was changed to an indefinite period for tax years beginning after December 31, 2017. As of December 31, 2019 and 2018, a valuation allowance of $22,961,218 and $20,588,687, respectively, has been established to offset the net deferred tax assets as realization of such assets is uncertain.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has leases for equipment and office space for its various locations, which expire through 2023. Five leases are non-cancelable operating lease agreements, one of which expired in 2018; three will expire in 2022 and one in 2023. Rent expense was $2,383,954 and $2,450,730 for the years ended December 31, 2019 and 2018, respectively.

The Company records rent expense on a straight-line basis over the lease term in accordance with ASC 840, Leases. As such, any deferred rent liability or asset pertaining to future annual rent increases or decreases is recorded as an accrued liability or prepaid expense.

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2019 and 2018

NOTE 12 - COMMITMENTS AND CONTINGENCIES (Continued)

Commitments

Future annual minimum lease payments required under these leases are as follows:

2020	$2,201,819
2021	2,163,951
2022	1,821,116
2023	998,820
$7,185,706

Contingencies

The Company is a defendant in two lawsuits filed by two former clients for alleged failure to properly bill and collect. The Company is also defendant in one lawsuit and one US Equal Employment Opportunity Commission action, each with former employees. Outside counsel is not able to offer a position on the outcome at this time. The Company believes the suits are without merit and is vigorously defending its positions.

NOTE 13 - RESTRUCTURING EXPENSES

Restructuring expenses relate to the Company’s reorganization of its operations with the objective to improve the overall efficiency and long-term profit. These charges are expensed in the period in which they are incurred.

The restructuring expenses incurred by the Company include:

●	Facility abandonment related expenses for two leased facilities, one of which is no longer used by the Company and the other that will be abandoned later in 2020. The Company is marketing both facilities for sublease and recorded the difference between the contractual rent obligation and the estimate sublease payments as a restructuring charge.
●	Redundancies and overtime to manage vendor and customer transitions,
●	Legal expenses related to supplier and customers settlements, and
●	Outsourced project management expenses

NOTE 14 - SUBSEQUENT EVENT

Management has performed an analysis of the activities and transactions subsequent to December 31, 2019 and through August 5, 2020 to determine the need for any adjustments to and/or disclosures within the financial statements for the year ended December 31, 2019. On June 16, 2020, MTBC entered into a SPA with the Company and GMM II Holdings, LLC, pursuant to which MTBC purchased all of the issued and outstanding capital stock of the Company from the former parent. No other events were deemed by management to require disclosure.

18